UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2022

IDEANOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-1778374
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

001-35561

(Commission File Number)

1441 Broadway, Suite 5116, New York, NY 10018

(Address of principal executive offices) (Zip Code)

212-206-1216

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	IDEX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Adoption of Insider Trading Policy

On March 29, 2022, the board of directors (the “Board”) of Ideanomics, Inc. (the “Company”) adopted an updated Insider Trading Policy, which informs Company employees, officers and members of the Board of their legal responsibilities as it pertains to material non-public information. A copy of the Company’s Insider Trading Policy is available on the Company’s website at https://investors.ideanomics.com/corporate-governance.

Adoption of Related Party Transactions Policy

On March 29, 2022, the Board adopted an updated Related Party Transactions Policy, which allows the Company’s Audit Committee to ensure certain transactions among related parties are appropriately reviewed and approved. A copy of the Company’s Related Party Transactions Policy is available on the Company’s website at https://investors.ideanomics.com/corporate-governance.

Adoption of Clawback Policy

On March 29, 2022, the Board adopted a written Clawback Policy, which allows the Company to ensure that incentive compensation is paid or awarded based on accurate financial results and the correct calculation of performance against incentive targets. A copy of the Company’s Clawback Policy is available on the Company’s website at https://investors.ideanomics.com/corporate-governance.

Adoption of Regulation FD Policy

On March 29, 2022, the Board adopted a written Regulation FD Policy to maintain an active and open dialogue with its securityholders and potential investors. A copy of the Company’s Regulation FD Policy is available on the Company’s website at https://investors.ideanomics.com/corporate-governance.

Establishment of Risk and Disclosure Committee

On March 29, 2022, the Board approved and adopted a risk and disclosure committee charter (the “Risk and Disclosure Committee Charter”) to govern the Risk and Disclosure Committee (the “R&D Committee”). The primary purposes of the R&D Committee are to assist the Board in fulfilling its oversight responsibilities relating to (a) compliance of the Company and employees with risk assessment and reporting procedures and (b) identifying material risks relating to the Company’s internal controls and disclosures of any such risks. A copy of the Company’s Risk and Disclosure Committee Charter is available on the Company’s website at https://investors.ideanomics.com/corporate-governance.

Establishment of Acquisition Oversight Committee

On March 29, 2022, the Board approved and adopted an acquisition oversight committee charter (the “Acquisition Oversight Committee Charter”) to govern the Acquisition Oversight Committee (the “Committee”). The purpose of the Committee is to assist the Board with its oversight responsibilities regarding: (i) the integrity and accuracy of the Company’s press releases and regulatory filings with respect to the Company’s domestic and international material acquisitions, including anticipated benefits provided by such transactions; (ii) the Company’s compliance with legal and regulatory requirements related to due diligence and material disclosures related to the target company; and (iii) the effectiveness of the Company’s protocols and procedures to comply with such protocols. A copy of the Company’s Acquisition Oversight Committee Charter is available on the Company’s website at https://investors.ideanomics.com/corporate-governance.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ideanomics, Inc.

Date: April 1, 2022	By:	/s/ Alfred P. Poor
Alfred P. Poor
Chief Executive Officer